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                                                                  Exhibit 99.11



                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EARTHLINK
                                  NETWORK, INC.



        The undersigned stockholder(s) of EarthLink Network, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, for the Special Meeting of Stockholders of the Company to be held at 8:00 a.m. Pacific Standard Time on Friday, February 4, 2000 at Town Hall Conference Room, 2947 Bradley
Street, Pasadena, California 91107, and hereby appoints Sky D. Dayton and
Charles G. Betty, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.





                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




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                      SPECIAL MEETING OF STOCKHOLDERS OF

                            EARTHLINK NETWORK, INC.

                           FRIDAY, FEBRUARY 4, 2000

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON
AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR
CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------
PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN
INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

                                                           ------------------
                                                           /                /
YOUR CONTROL NUMBER IS                                     /                /
                                                           ------------------

           Please Detach and Mail in the Envelope Provided

       Please mark your
A  /X/ vote as in this
       example.


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
                                                                                                 FOR     AGAINST    ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED,         1. Approval and adoption of the Agreement and        / /       / /        / /
WILL BE VOTED IN ACCORDANCE WITH THE           Plan of Reorganization, dated as of
DIRECTIONS GIVEN BY THE UNDERSIGNED            September 22, 1999, by and among EarthLink
STOCKHOLDER(S). IF NO DIRECTION IS MADE,       Network, Inc., MindSpring Enterprises, Inc.
IT WILL BE VOTED FOR PROPOSAL (1) AND          and WWW Holdings, Inc. and each of the
AS THE PROXIES DEEM ADVISABLE ON SUCH          transactions contemplated therein.
OTHER MATTERS AS MAY NAY PROPERLY
BEFORE THE MEETING.                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY
                                            WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE
                                            VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF
                                            REORGANIZATION.

                                            The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

                                            PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

Signature: ____________________________ Signature (if held jointly) ___________________________________ Dated: ___________
                                                                     Title or Authority (if applicable)


NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person.